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[NTL LETTERHEAD]

           NTL ANNOUNCES OPERATING STATISTICS FOR SECOND QUARTER 2000

                    REVENUE GENERATING UNITS EXCEED 8 MILLION

                   RECORD CUSTOMER GROWTH IN CONSUMER DIVISION

                 'ORIGINAL NTL' FRANCHISES REACH 50% PENETRATION

    ACQUIRED COMCAST UK, COMTEL & DIAMOND FRANCHISES ACHIEVE 40% PENETRATION


New York, New York (August 3, 2000) - NTL Incorporated (NASDAQ and EASDAQ: NTLI) announced today its preliminary operating statistics for its residential services for the quarter ended June 30, 2000. The Company expects to release its full quarter-end financial results on August 9th, 2000, following the market close, and will host a conference call the following morning.

Commenting on the Company's progress, Barclay Knapp, Chief Executive Officer, said:

"We are extremely proud of this quarter's operating performance, particularly of the passing of yet another operating milestone. The second quarter was the most successful in our history for adding subscribers, with 74,200 net additions, in a period where NTL was launching a new digital service and preparing for the integration of ConsumerCo. In addition, the "Original NTL" franchises have turned in their 18th consecutive quarter of increased penetration to 49.7% and our Teeside franchise leads the Company with 63.7% customer penetration. We've taken great care and effort during the last 18 months in nurturing the Comcast UK, ComTel and Diamond acquisitions and are very proud to have exceeded 40% customer penetration.

"ConsumerCo is fundamentally sound with approximately 1.2 million cable telephony customers, over 2.6 million RGUs and 29% customer penetration. The Company presents challenges that are similar to those which we experienced in previous acquisitions. The roadmap we created from the integration of Comcast UK, Comtel and Diamond, namely, the immediate focus on areas most affecting customer churn, will serve us well with ConsumerCo. We therefore expect to see similar gains in penetration at ConsumerCo over the same time periods.

"The roll-out of digital cable television continues to be a success. We are targeting approximately 500,000 subscribers by year-end, up from approximately 230,000 as of the close of the second quarter.

"Another driver for the consumer business is ntlworld. Following our announcement in March, the request for service had been overwhelming and we are rapidly catching up with demand on this extremely popular service. As a result of the offer and proforma for our recently announced
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August 3, 2000
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transaction with Virgin Net, NTL will be the 3rd largest ISP in the United
Kingdom with more than 1 million subscribers.

"With approximately 4.5 million cable telephony customers and over 8 million revenue generating units we are the largest broadband communications provider in the UK, Ireland and Switzerland. We believe tremendous opportunities await us as we apply our knowledge from previous acquisitions towards integrating recent and future acquisitions and from realizing economies as we expand our network across Europe."

                              OPERATING HIGHLIGHTS

RESIDENTIAL TELECOMS AND TELEVISION SERVICES

The following table shows the cable television and telephony customer statistics for NTL:

                                           CABLE TELEVISION AND TELEPHONY CUSTOMERS AS OF JUNE 30, 2000
------------------------------------------------------------------------------------------------------------------
                                "Original"     UK and Ireland    UK and Ireland      Continental          NTL
                                  NTL(1)        (Pre CWC)(2)     (Post CWC)(3)        Europe(4)       Consolidated
------------------------------------------------------------------------------------------------------------------
  Homes in Franchise (5)        2,090,000         5,768,100        11,817,700         1,861,000        13,678,700

  Homes passed                  1,392,500         4,405,600         8,703,300         1,859,600        10,562,900

  Homes marketed (Tel.)         1,199,500         3,273,800         7,321,500                 0         7,321,500

  Homes marketed (CATV)         1,199,500         3,901,000         7,948,700         1,668,100         9,616,800

  Total customers (6)             596,200         1,881,500         3,055,300         1,428,800         4,484,100

     Dual                         550,400         1,022,300         1,822,200                 0         1,822,200

     Telephone-only (6)            21,300           315,800           556,600                 0           556,600

     Cable-only                    24,500           543,400           676,500         1,428,800         2,105,300

  Total RGUs(7)                 1,146,600         2,903,800         4,877,500         1,428,800         6,306,300

  Customer penetration               49.7%             48.2%             38.4%             85.7%             46.6%

  RGU penetration                    95.6%             74.4%             61.4%             85.7%             65.6%

  Telephone penetration              47.7%             40.9%             32.5%              n/a              32.5%

  Cable penetration                  47.9%             40.1%             31.4%             85.7%             40.8%

(1)      Data for franchises which NTL has been developing since 1993

(2) Data for the following franchises: "Original NTL", Comcast UK, Diamond Cable, ComTel, Cablelink and BT Cable

(3) Data for all of the Company's franchises in the United Kingdom and Ireland

(4) Includes Cablecom (Switzerland) and the "1G Networks" (France). Cablecom homes passed and homes marketed have been revised upward from the prior quarter, however remain as a best estimate.

(5) UK and Ireland franchise home information from The Media Map Datafile 2000. Data for Switzerland and France is from internal estimates.

(6) Excludes approximately 450,000 off-net telephony customers and over 1.3 million Internet customers.

(7) An RGU is one cable television account or one telephone account; a dual customer generates two RGUs.

Monthly churn was approximately 1.1% in the second quarter.
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August 3, 2000
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The following table shows the cable television and telephony customer statistics for "Original NTL":


                                                  CATV AND TELEPHONY CUSTOMERS FOR "ORIGINAL NTL"
---------------------------------------------------------------------------------------------------------------------
                               06/30/2000         03/31/2000         12/31/1999         12/31/1998         12/31/1997
---------------------------------------------------------------------------------------------------------------------
  Total customers                 596,200            572,200            552,900            471,000            321,300

  Homes Marketed                1,199,500          1,171,300          1,145,600          1,064,600            810,000

  Customer penetration               49.7%              48.9%              48.3%              44.2%              39.7%

  RGU penetration                    95.6%              94.0%              92.9%              85.0%              75.1%

  Telephone penetration              47.7%              46.7%              46.2%              42.3%              37.3%

  Cable penetration                  47.9%              47.3%              46.8%              42.7%              37.8%

  Incremental
  Customer Penetration               85.1%              75.1%             101.1%              58.8%              44.7%

NTL continues its push towards our goal of 60-65% customer penetration, with "Original NTL" leading the charge. NTL continues to have extremely low fault rates, provide a high-level of customer service and offer our customers compelling, bundled packages at attractive prices. Over the past 2-1/2 years we've raised both telephony and cable penetration by over 10 percentage points at "Original NTL" and recent incremental quarterly penetration stood at 85.1% as word-of-mouth continues to attract new customers.

The following table shows the cable television and telephony customer statistics for Comcast UK, ComTel and Diamond Cable, acquired in late 1998 to early 1999:

                                           CATV AND TELEPHONY CUSTOMERS
                                         (COMCAST UK, COMTEL AND DIAMOND)
--------------------------------------------------------------------------------
                                   06/30/2000       12/31/1999        6/30/1999
--------------------------------------------------------------------------------
  Total customers                     861,200          799,700          739,700

  Customer penetration                   40.2%            37.4%            35.7%

  RGU penetration                        62.2%            57.2%            53.6%

  Telephone penetration                  36.9%            34.6%            32.6%

  Cable penetration                      26.4%            24.5%            22.8%

Within the last 12 months, NTL has completed the full integration and turnaround of the above entities, by lowering churn and by increasing customer penetration nearly 5 percentage points from 35.7% to 40.2%. The experience we've gained from integrating these entities will be invaluable as we move forward with the turnaround at ConsumerCo.
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August 3, 2000
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The following table shows the Internet operating statistics for NTL:

                                             INTERNET CUSTOMERS AS OF JUNE 30, 2000
----------------------------------------------------------------------------------------------
                                                                                           NTL
                                  NTL DIRECT     UK WHOLESALE      SWITZERLAND        COMBINED
----------------------------------------------------------------------------------------------
  Total customers                    375,900          768,900          160,900       1,305,700


"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: In addition to the historical information presented, this release also includes certain forward-looking statements concerning the future development of the business and subscriber growth. Such statements represent the Company's reasonable judgment on the future and are based on assumptions and factors that could cause actual results to differ materially. The Company assumes no obligation to update these forward-looking statements to reflect actual results, changes in assumptions or changes in factors affecting such statements.

                                    * * * * *

FOR FURTHER INFORMATION CONTACT:

IN THE U.S.:

John F. Gregg, Senior Vice President - Chief Financial Officer

Richard J. Lubasch, Executive Vice President - General Counsel

Bret Richter, Vice President - Corporate Finance and Development

Erik Tamm, Investor Relations

(212) 906-8440



IN THE UK:

Alison Smith or Will Robson

+44-1252-752-000


or via e-mail at investor_relations@ntli.com